UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005 (June 9, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2005, Boston Life Sciences, Inc., a Delaware corporation (the “Company”) entered into a Severance and Settlement Agreement and Release with Marc E. Lanser, M.D., the Company’s Chief Medical Officer (the “Agreement”). The Agreement terminated the Employment Agreement by and between the Company and Dr. Lanser dated June 10, 2004 (the “Prior Agreement”).

Under the terms of the Agreement, Dr. Lanser is entitled to continued base salary and benefits for a period of nine-months commencing on June 11, 2005, the date of termination of Dr. Lanser’s employment. The Agreement also provides that options to purchase 107,314 shares of common stock that were not vested as of the date of severance will continue to vest on their stated terms and conditions as long as Dr. Lanser continues to provide services as a member of the Company’s Scientific Advisory Board. In addition, the Agreement requires that Dr. Lanser continue to satisfy his obligations under the confidentiality, invention assignment and restricted activities provisions of the Prior Agreement. Under law, the Agreement may be revoked by Dr. Lanser at any time prior to June 16, 2005.

In addition, on June 9, 2005, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Lanser. Under the terms of the Consulting Agreement, Dr. Lanser will, among other things, support the Company in certain of its pre-clinical and clinical development efforts and serve as a member of the Company’s Scientific Advisory Board. The Consulting Agreement provides for a two-year term commencing on June 11, 2005, unless earlier terminated by the Company or Dr. Lanser. In consideration for his services, Dr. Lanser will be entitled to a monthly retainer of $1,500 for up to one calendar day of services per month and will also receive $1,500 for each additional day of service provided. In addition, Dr. Lanser will be reimbursed for all reasonable business related expenses incurred in connection with the performance of his duties. In the event that the Company terminates the Consulting Agreement without cause (as defined in the Consulting Agreement) prior to June 11, 2007, all unvested options will become fully vested.

Item 1.02. Termination of a Material Definitive Agreement.

As discussed above in Item 1.01, on June 9, 2005, the Company entered into a Severance and Settlement Agreement and Release with Marc E. Lanser, the Company’s Chief Medical Officer, which terminated the Employment Agreement by and between the Company and Dr. Lanser dated June 10, 2004. The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: June 15, 2005	By:	/s/ Joseph Hernon
Joseph Hernon Chief Financial Officer and Secretary